NEWS	Exhibit 99.1

Mark Graff
Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2019 Q1 Diluted EPS of $0.69 and Adjusted Diluted EPS of $0.75
Q1 Comparable Restaurant Sales Growth of 3.5% at Outback Steakhouse
Q1 GAAP Operating Margin Expansion of 30 bps and 70 bps on a Comparable Adjusted Basis
Reaffirms Full-Year 2019 Guidance, Including Adjusted Diluted EPS, U.S. Comparable Sales, and Margins

TAMPA, Fla., April 26, 2019 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the first quarter 2019 (“Q1 2019”) compared to the first quarter 2018 (“Q1 2018”).

Highlights for Q1 2019 include the following:

•	Comparable restaurant sales increased 3.5% at U.S. Outback Steakhouse

•	Combined U.S. comparable restaurant sales increased 2.4%

•	Comparable restaurant sales increased 3.7% for Outback Steakhouse in Brazil

•	Opened six new restaurants, including five in international markets
Diluted EPS and Adjusted Diluted EPS
Our Q1 2019 results include the impact of adopting the new lease accounting standard. Among its impacts, we no longer recognize the benefit of deferred gains on sale-leaseback transactions, resulting in an increase to Other restaurant operating expense of approximately $3.1 million. This represents a three cent reduction in earnings per share. The following table includes both a reported and a comparable basis that adjusts for this lease accounting change.

The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q1
	2019	2018	CHANGE
Diluted earnings per share	$0.69	$0.68	$0.01
Adjustments	0.06	0.03	0.03
Adjusted diluted earnings per share	$0.75	$0.71	$0.04
Remove new lease accounting standard impact (1)	—	(0.03)	0.03
Adjusted diluted earnings per share on a comparable basis (1)	$0.75	$0.68	$0.07

________________
See Non-GAAP Measures later in this release.

(1)
In Q1 2018 both GAAP and adjusted diluted earnings per share were positively impacted by the benefit of deferred gains on sale-leaseback transactions by approximately $0.03. For comparability, we have presented adjusted diluted earnings per share excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

CEO Comments

“The first quarter was a strong start to the year, and sets us up well to achieve our 2019 goals,” said David Deno, CEO. “Outback continues its strong sales momentum marking the ninth consecutive quarter of meaningful outperformance versus the industry. In addition, we continue to make progress against our growth platforms and this is showing up in increased sales and margin expansion across the portfolio. In the first quarter, operating margin grew on a comparable basis versus last year.”

First Quarter Financial Results

As described above, our Q1 2019 results include the impact from adopting the new lease accounting standard which reduces operating margins by 30 basis points. The following table includes both a reported and a comparable basis that adjusts for the lease accounting change:

	AS REPORTED			COMPARABLE BASIS (1)
(dollars in millions)	Q1 2019	Q1 2018	CHANGE	Q1 2018	CHANGE
Total revenues	$1,128.1	$1,116.5	1.0%	$1,116.5	1.0%

GAAP restaurant-level operating margin	17.1%	16.6%	0.5%	16.3%	0.8%
Adjusted restaurant-level operating margin (2)	17.1%	16.5%	0.6%	16.2%	0.9%

GAAP operating income margin	7.3%	7.0%	0.3%	6.7%	0.6%
Adjusted operating income margin (2)	7.8%	7.4%	0.4%	7.1%	0.7%
___________________

(1)	To improve comparability in this table, we removed the benefit of deferred gains on sale-leaseback transactions from our Q1 2018 results.

(2)	See Non-GAAP Measures later in this release.

•	The increase in total revenues was primarily due to higher U.S. comparable restaurant sales and the net impact of restaurant openings and closures, partially offset by foreign currency translation.

•
The increase in reported GAAP operating income margin was primarily due to increases in U.S. comparable restaurant sales and the impact of certain cost savings initiatives. These increases were partially offset by labor and commodity inflation, and the impact from adopting the new lease accounting standard as described above.

First Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED MARCH 31, 2019	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	3.5%
Carrabba’s Italian Grill	0.3%
Bonefish Grill	1.9%
Fleming’s Prime Steakhouse & Wine Bar	0.6%
Combined U.S.	2.4%

International
Outback Steakhouse - Brazil	3.7%

Fiscal 2019 Financial Outlook
We are reaffirming all aspects of our full-year financial guidance as previously communicated in our February 14, 2019 earnings release.

Conference Call
The Company will host a conference call today, April 26th at 9:00 AM EDT. The conference call can be accessed live over the telephone by dialing (877) 407-9039 or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available until Friday, May 10, 2019. The conference ID for the live call and replay is 13689766. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin. For purposes of improving comparability, we have also presented Adjusted diluted earnings per share and Adjusted operating income margin excluding the impact of the new lease accounting standard in the table above.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit  www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments” and “Fiscal 2019 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 31, 2019	APRIL 1, 2018
Revenues
Restaurant sales	$1,111,642	$1,099,003
Franchise and other revenues	16,489	17,462
Total revenues	1,128,131	1,116,465
Costs and expenses
Cost of sales	352,111	352,132
Labor and other related	319,015	311,062
Other restaurant operating	250,854	253,345
Depreciation and amortization	49,482	50,120
General and administrative	70,589	68,696
Provision for impaired assets and restaurant closings	3,586	2,739
Total costs and expenses	1,045,637	1,038,094
Income from operations	82,494	78,371
Other (expense) income, net	(168)	1
Interest expense, net	(11,181)	(10,310)
Income before provision for income taxes	71,145	68,062
Provision for income taxes	5,496	1,925
Net income	65,649	66,137
Less: net income attributable to noncontrolling interests	1,349	739
Net income attributable to Bloomin’ Brands	$64,300	$65,398

Earnings per share:
Basic	$0.70	$0.71
Diluted	$0.69	$0.68

Weighted average common shares outstanding:
Basic	91,415	92,268
Diluted	92,661	95,782

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	MARCH 31, 2019	APRIL 1, 2018
Revenues
Restaurant sales	$1,000,813	$984,344
Franchise and other revenues	13,694	14,363
Total revenues	$1,014,507	$998,707
Restaurant-level operating margin	16.7%	16.3%
Income from operations	$113,035	$109,134
Operating income margin	11.1%	10.9%
International Segment
Revenues
Restaurant sales	$110,829	$114,659
Franchise and other revenues	2,795	3,099
Total revenues	$113,624	$117,758
Restaurant-level operating margin	22.3%	19.4%
Income from operations	$13,720	$8,325
Operating income margin	12.1%	7.1%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$113,035	$109,134
International	13,720	8,325
Total segment income from operations	126,755	117,459
Unallocated corporate operating expense	(44,261)	(39,088)
Total income from operations	$82,494	$78,371

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	MARCH 31, 2019	DECEMBER 30, 2018
Cash and cash equivalents	$82,766	$71,823
Net working capital (deficit) (1)	$(572,151)	$(455,556)
Total assets	$3,552,547	$2,464,774
Total debt, net	$1,064,310	$1,094,775
Total stockholders’ equity	$252,363	$54,817
Common stock outstanding	91,647	91,272
_________________

(1)
The change in net working capital (deficit) during the thirteen weeks ended March 31, 2019 is primarily due to current lease liabilities recognized as a result of the adoption of the new lease accounting standard. We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTEEN WEEKS ENDED			(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED YEAR TO DATE
	MARCH 31, 2019		APRIL 1, 2018
	AS REPORTED		AS REPORTED		COMPARABLE ADJUSTED BASIS (2)
Consolidated:	GAAP	ADJUSTED	GAAP	ADJUSTED (1)		AS REPORTED	COMPARABLE BASIS (2)
Restaurant sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.7%	31.7%	32.0%	32.0%	32.0%	0.3%	0.3%
Labor and other related	28.7%	28.7%	28.3%	28.3%	28.3%	(0.4)%	(0.4)%
Other restaurant operating	22.6%	22.6%	23.1%	23.1%	23.4%	0.5%	0.8%

Restaurant-level operating margin (3)	17.1%	17.1%	16.6%	16.5%	16.2%	0.6%	0.9%

Segments - Restaurant-level operating margin (3):
U.S.	16.7%	16.7%	16.3%	16.2%		0.5%
International	22.3%	22.3%	19.4%	19.4%		2.9%
_________________

(1)	The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.

(2)
In Q1 2018 both GAAP and adjusted restaurant-level operating margin were positively impacted by the benefit of deferred gains on sale-leaseback transactions by approximately $3.1 million. For comparability, we presented adjusted restaurant-level operating margin excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

(3)
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(i)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.

(ii)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.

(iii)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.

(iv)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of unfavorable restaurant-level operating margin adjustments recorded in Other restaurant operating for the following activities, as described in table five of this release:

THIRTEEN WEEKS ENDED
(dollars in millions)	APRIL 1, 2018 (1)
Restaurant and asset impairments and closing costs	$0.8
Restaurant relocations and related costs	0.2
$1.0
_________________

(1)	All adjustments were recorded within the U.S. segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 31, 2019	APRIL 1, 2018
Income from operations	$82,494	$78,371
Operating income margin	7.3%	7.0%
Adjustments:
Severance (1)	$2,855	$965
Restaurant and asset impairments and closing costs (2)	2,131	1,295
Restaurant relocations and related costs (3)	1,032	1,725
Legal and contingent matters	—	470
Total income from operations adjustments	$6,018	$4,455
Adjusted income from operations	$88,512	$82,826
Adjusted operating income margin	7.8%	7.4%

Net income attributable to Bloomin’ Brands	$64,300	$65,398
Adjustments:
Income from operations adjustments	6,018	4,455
Total adjustments, before income taxes	6,018	4,455
Adjustment to provision for income taxes (4)	(819)	(1,681)
Net adjustments	5,199	2,774
Adjusted net income	$69,499	$68,172

Diluted earnings per share	$0.69	$0.68

Adjusted diluted earnings per share	$0.75	$0.71
Remove new lease accounting standard impact (5)	—	(0.03)
Adjusted diluted earnings per share on a comparable basis (5)	$0.75	$0.68

Diluted weighted average common shares outstanding	92,661	95,782
_________________

(1)	Relates to severance expense incurred as a result of restructuring activities.

(2)	Represents asset impairment charges and related costs primarily associated with approved closure initiatives.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(4)	Represents income tax effect of the adjustments for the periods presented.

(5)
In Q1 2018 both GAAP and adjusted diluted earnings per share were positively impacted by the benefit of deferred gains on sale-leaseback transactions by approximately $0.03. For comparability, we have presented adjusted diluted earnings per share excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED
(in thousands)	MARCH 31, 2019	APRIL 1, 2018
Other restaurant operating	$(22)	$(958)
Depreciation and amortization	565	1,588
General and administrative	3,255	1,557
Provision for impaired assets and restaurant closings	2,220	2,268
Provision for income taxes	(819)	(1,681)
Net adjustments	$5,199	$2,774

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 31, 2019	APRIL 1, 2018
Income from operations	$113,035	$109,134
Operating income margin	11.1%	10.9%
Adjustments:
Restaurant and asset impairments and closing costs (1)	$1,835	$(616)
Restaurant relocations and related costs (2)	1,032	1,725
Severance (3)	700	888
Adjusted income from operations	$116,602	$111,131
Adjusted operating income margin	11.5%	11.1%

International Segment
(dollars in thousands)
Income from operations	$13,720	$8,325
Operating income margin	12.1%	7.1%
Adjustments:
Restaurant and asset impairments and closing costs (1)	296	1,911
Adjusted income from operations	$14,016	$10,236
Adjusted operating income margin	12.3%	8.7%
_________________

(1)	Represents asset impairment charges and related costs primarily associated with approved closure initiatives.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(3)	Relates to severance expense incurred as a result of restructuring activities.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	DECEMBER 30, 2018	OPENINGS	CLOSURES	OTHER	MARCH 31, 2019
U.S.
Outback Steakhouse
Company-owned	579	1	(1)	—	579
Franchised	154	—	(1)	—	153
Total	733	1	(2)	—	732
Carrabba’s Italian Grill
Company-owned (1)	224	—	(1)	(18)	205
Franchised (1)	3	—	—	18	21
Total	227	—	(1)	—	226
Bonefish Grill
Company-owned	190	—	(1)	—	189
Franchised	7	—	—	—	7
Total	197	—	(1)	—	196
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	70	—	—	—	70
Other
Company-owned	5	—	(3)	—	2
U.S. Total	1,232	1	(7)	—	1,226
International
Company-owned
Outback Steakhouse—Brazil (2)	92	3	—	—	95
Other	33	1	—	—	34
Franchised
Outback Steakhouse - South Korea	76	—	(4)	—	72
Other	55	1	(2)	—	54
International Total	256	5	(6)	—	255
System-wide total	1,488	6	(13)	—	1,481
____________________

(1)	In March 2019, we sold 18 Carrabba’s Italian Grill locations, which are now operated as franchises.

(2)	The restaurant counts for Brazil are reported as of November 30, 2018 and February 28, 2019 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 31, 2019	APRIL 1, 2018
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (1):
U.S.
Outback Steakhouse	3.5%	4.3%
Carrabba’s Italian Grill	0.3%	0.9%
Bonefish Grill	1.9%	(0.1)%
Fleming’s Prime Steakhouse & Wine Bar	0.6%	2.9%
Combined U.S.	2.4%	2.8%
International
Outback Steakhouse - Brazil (2)	3.7%	1.1%

Traffic:
U.S.
Outback Steakhouse	(0.5)%	2.2%
Carrabba’s Italian Grill	(1.3)%	(5.6)%
Bonefish Grill	(1.9)%	(2.4)%
Fleming’s Prime Steakhouse & Wine Bar	(1.6)%	(2.4)%
Combined U.S.	(0.9)%	(0.2)%
International
Outback Steakhouse - Brazil	(2.4)%	(1.6)%

Average check per person (3):
U.S.
Outback Steakhouse	4.0%	2.1%
Carrabba’s Italian Grill	1.6%	6.5%
Bonefish Grill	3.8%	2.3%
Fleming’s Prime Steakhouse & Wine Bar	2.2%	5.3%
Combined U.S.	3.3%	3.0%
International
Outback Steakhouse - Brazil	6.5%	3.0%
____________________

(1)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)	Includes trading day impact from calendar period reporting.

(3)	Average check per person includes the impact of menu pricing changes, product mix and discounts.
SOURCE: Bloomin’ Brands, Inc.